Exhibit 99.01

Shutterfly, Inc. Prices Offering of $270 Million Convertible Senior Notes
REDWOOD CITY, May 15, 2013 — Shutterfly, Inc. (NASDAQ:SFLY) (the “Company”), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, yesterday priced $270 million aggregate principal amount of 0.25% convertible senior notes due 2018 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced aggregate principal amount of $220 million. In connection with the offering of the notes, the Company has granted the initial purchasers a 30-day option to purchase up to an additional $30 million aggregate principal amount of such notes.
When issued, the notes will be unsecured senior obligations of the Company. The notes will pay interest semi-annually at a rate of 0.25% per year. The notes will mature on May 15, 2018, unless repurchased or converted in accordance with their terms prior to such date. Prior to December 15, 2017, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, at the Company’s option. Holders of the notes will have the right to require the Company to repurchase all or some of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate for the notes will initially be 15.5847 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $64.17 per share of common stock, and is subject to adjustment under the terms of the notes. The initial conversion price of the notes represents a premium of approximately 35% to the $47.53 per share closing price of the Company’s common stock on May 14, 2013. The sale of the notes is expected to close on May 20, 2013, subject to customary closing conditions.
The Company estimates that the net proceeds from the offering will be approximately $262.3 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by it. The Company intends to use a portion of the net proceeds from the offering of the notes to fund acquisitions and other strategic transactions. The Company also intends to use approximately $18.0 million of the net proceeds from the offering of the notes to pay the cost of certain convertible note hedge transactions (described below), taking into account the proceeds to the Company of certain warrant transactions (described below) and to repurchase up to $30 million of shares of the Company’s common stock in privately negotiated transactions, which could affect the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the notes. The Company expects to use the remainder of the net proceeds from the offering of the notes for general corporate purposes.
If the initial purchasers exercise their option to purchase additional notes, the Company intends to use the resulting additional proceeds of the sale of the additional notes and any additional warrants to pay the cost of entering into additional convertible note hedge transactions and for general corporate purposes.
In connection with the pricing of the notes, the Company entered into convertible note hedge transactions with certain financial institutions, which include certain of the initial purchasers and/or their affiliates (the “option counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of the Company’s common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes. The Company also entered into warrant transactions with the option counterparties. The warrant transactions could separately have a dilutive effect if the market price of the Company’s common stock exceeds the strike price of the warrant transactions, unless the Company elects, subject to certain conditions, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be $83.1775 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on May 14, 2013, and is subject to certain adjustments under the terms of the warrant transactions.
The Company has been advised by the option counterparties that in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in privately negotiated transactions and/or open market transactions concurrently with, or sortly after, after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.
In addition, the Company has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase of notes by the Company on any fundamental change repurchase date or otherwise). This activity could also cause an increase or avoid a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.
The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such a registration requirements.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or common stock, nor shall there be any sale of notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.
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Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to Shutterfly, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the notes, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein. All of Shutterfly’s forward-looking statements, whether written or oral, are expressly qualified by this safe harbor statement and any other cautionary statements that may accompany such forward-looking statements. Shutterfly is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts Investor Relations: Michael Look, 650-610-5910 mlook@shutterfly.com Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com